Exhibit (a)(xii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                         MONEY MARKET OBLIGATIONS TRUST

                                Amendment No. 12

                              DECLARATION OF TRUST

                              dated October 3, 1988

THIS Declaration of Trust is amended as follows:

        Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

        "SECTION 5.  ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS."

        Without limiting the authority of the Trustees set forth herein, to establish and designate any additional series or class or to modify the rights or preferences of any existing series or class, the series and classes have been established and designated as:

                          Automated Cash Management Trust
                           Cash II Shares
                           Institutional Service Shares

                          Automated Government Cash Reserves
                          Automated Government Money Trust
                          Automated Treasury Cash Reserves
                          Federated Master Trust
                          Federated Short-Term U.S. Government Trust
                          Federated Tax-Free Trust
                          Government Obligations Fund

                           Institutional Shares
                           Institutional Service Shares

                          Government Obligations Tax Managed Fund
                           Institutional Shares
                           Institutional Service Shares

                          Liberty U.S. Government Money Market Trust
                           Class A Shares
                           Class B. Shares

                          Liquid Cash Trust
                          Prime Obligations Fund

                           Institutional Shares
                           Institutional Service Shares

                          Tax-Free Obligations Fund
                           Institutional Shares
                           Institutional Service Shares

                          Treasury Obligations Fund
                           Institutional Shares
                           Institutional Service Shares
                           Institutional Capital Shares

                          Trust for Government Cash Reserves
                          Trust for Short-Term U.S. Government Securities Trust for U.S. Treasury Obligations
                          U.S. Treasury Cash Reserves

                           Institutional Service Shares
                           Institutional Shares

        The establishment and designation of any series or class of shares in addition to those established and designated above shall be effective upon the execution by a majority of the then Trustees, without the need for Shareholder approval, of an amendment tot his Declaration of Trust, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of any such series or class, or as otherwise provided in such instrument.

     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 17th day of November, 1998.

        WITNESS the due execution hereof this 17th day of February, 1999.

/S/ JOHN F. DONAHUE                         /S/ EDWARD L. FLAHERTY, JR.
John F. Donahue                             Edward L. Flaherty, Jr.

/S/ THOMAS G. BIGLEY                        /S/ PETER E. MADDEN
Thomas G. Bigley                            Peter E. Madden

/S/ JOHN T. CONROY, JR.                     /S/ CHARLES F. MANSFIELD, JR.
John T. Conroy, Jr.                         Charles F. Mansfield, Jr.

/S/ WILLIAM J. COPELAND                     /S/ JOHN E. MURRAY, JR.
William J. Copeland                         John E. Murray, Jr.

/S/ JOHN F. CUNNINGHAM                      /S/ WESLEY W. POSVAR
John F. Cunningham                          Wesley W. Posvar

/S/ J. CHRISTOPHER DONAHUE                  /S/ MARJORIE P. SMUTS
J. Christopher Donahue                      Marjorie P. Smuts

/S/ JAMES E. DOWD                           /S/ JOHN S. WALSH
James E. Dowd                               John S. Walsh

/S/ LAWRENCE D. ELLIS, M.D.
Lawrence D. Ellis, M.D.